UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

MEDTOX SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11394	95-3863205
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

402 West County Road D, St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

(a)

On December 21, 2004, the Compensation Committee of the Board of Directors of MEDTOX Scientific, Inc., the Registrant, adopted the MEDTOX Scientific, Inc. Long-Term Incentive Plan (LTIP). The Plan will provide performance based compensation to selected executives. The compensation will be deferred and subject to substantial risk of forfeiture. The Plan will also include deferral of one half of Directors annual retainer.

(b)

On December 21, 2004, the Compensation Committee of the Board of Directors of MEDTOX Scientific, Inc., the Registrant, adopted the MEDTOX Scientific, Inc. Supplemental Executive Retirement Plan (SERP). The SERP provides, for selected executives, supplemental retirement benefits, and allows deferral of a portion of base salary and performance based short-term bonuses.

(c)

On December 21, 2004, the Compensation Committee of the Board of Directors of MEDTOX Scientific, Inc., the Registrant, adopted a new compensation plan for Directors that requires one half of their annual retainer to be deferred and subject to substantial risk of forfeiture.

The foregoing descriptions of the LTIP and SERP do not purport to be complete and are qualified by reference to such plans, copies of which are filed as exhibits and are incorporated by reference herein.

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Item 9.01.    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Proforma financial information. Not applicable.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	MEDTOX SCIENTIFIC, INC. LONG-TERM INCENTIVE PLAN
10.2	MEDTOX SCIENTIFIC, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX Scientific, Inc.

Date: December 21, 2004	By: /s/ Richard J. Braun
Name: Richard J. Braun
Title: Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	MEDTOX SCIENTIFIC, INC. LONG-TERM INCENTIVE PLAN
10.2	MEDTOX SCIENTIFIC, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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